Exhibit 10.4
Amended and Restated Services Agreement Oaktree Capital Management, L.P. and Oaktree Capital Management (International) Limited

1 June 2022

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THIS SERVICES AGREEMENT (this “Agreement”) is made on 1 June 2022
BETWEEN:
(1)Oaktree Capital Management, L.P. a Delaware limited partnership of 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071 ("Oaktree US"); and
(2)Oaktree Capital Management (International) Limited, a private limited company (registered number 11311066) registered in England and Wales of Verde, 10 Bressenden Place, London, SW1E 5DH (the "Sub-Advisor").
RECITALS
(A)Oaktree US is general partner and/or investment manager of the funds and separate accounts referred to in Schedule 2 (the “Funds”).
(B)The Funds were established under the applicable limited partnership or other governing agreements (the "Fund Agreements").
(C)The Sub-Advisor has been constituted for the purposes of carrying on the business of a fund manager and advisor in the United Kingdom. The Sub-Advisor is authorised and regulated by the United Kingdom’s Financial Conduct Authority (the "FCA") under Part IV of the Financial Services and Markets Act 2000 ("FSMA") (with registration number 814006).
(D)This deed was entered into originally on 25 September 2018 by Oaktree US and the Sub-Advisor and amended on a number of occasions thereafter (the “Original Agreement”). The Original Agreement replaced a services agreement dated 11 June 2018, which was be terminated on the date of the Original Agreement (the “Terminated Agreement”).
(E)The parties have agreed to enter into this deed to amend and restate the Original Agreement with effect from 1 June 2022 (the "Effective Date").
(F)Oaktree US may in the future appoint the Sub-Advisor as a sub-advisor or sub-manager in connection with such collective investment schemes, mutual funds, separate accounts or companies as may be agreed from time to time (together, the "New Fund(s)"), upon the terms and conditions set forth in this Agreement.
THE PARTIES AGREE AS FOLLOWS:
1.APPOINTMENT AND SCOPE OF AUTHORITY
1.1With effect from the Effective Date, the parties hereby agree to amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement. For the avoidance of doubt, the appointment of the Sub-Advisor to provide services to Oaktree US shall be continuous before, on and after the Effective Date, but shall have effect from and after the Effective Date solely subject to the terms and conditions of this Agreement.
1.2Oaktree US hereby confirms the appointment of the Sub-Advisor as:
(a)sub-investment manager and sub-advisor to the funds and separate accounts referred to in Schedule 2 Part A ("Discretionary Funds")
(b)sub-advisor to the funds and separate accounts referred to in Schedule 2 Part B (the "Restricted Funds", and together with the Discretionary Funds, the "Funds"), to provide the services set out in Clauses 2 to 7, and the Sub-Advisor accepts such appointments, on the terms and conditions set forth in this Agreement.

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1.3The Sub-Advisor acknowledges that it is a relying adviser under the U.S. Investment Advisers Act of 1940 (as amended) (the "Advisers Act") and the rules and regulations promulgated thereunder. If and to the extent the assets of any Discretionary Fund or Restricted Fund managed by Oaktree US are treated as "plan assets" as determined pursuant to 29 C.F.R. 2501.3-101 (or any successor thereto), the Sub-Advisor acknowledges that it will be a fiduciary for purposes of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") with respect to each employee benefit plan subject to section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986 whose assets are deemed to be held by the applicable Fund to the extent required under ERISA to continue to manage or sub-advise the applicable Funds.
1.4The appointment of the Sub-Advisor pursuant to this Agreement shall be subject always to:
(a)the terms and conditions in the relevant Fund Agreements governing the Funds, and the Sub-Advisor hereby agrees to observe the terms and conditions in such Fund Agreements;
(b)any restrictions, limitations or conditions on, or any amendments made to, the Sub-Advisor's authority which may be imposed by Oaktree US as general partner and/or investment manager of the Funds from time to time; and
(c)Oaktree US’s power and authority to act at all times in respect of any of the Funds as general partner and/or investment manager of the Funds (as applicable)
1.5Without limiting the discretion of Oaktree US pursuant to Clause 1.5(b), Oaktree US may limit the scope of the Sub-Advisor's appointment in respect of any of the Funds by means of:
(c)limiting the appointment to sub-advisory services in respect of a section of the relevant Fund's portfolio of investments;
(d)limiting the appointment to sub-advisory services in respect of a particular investment or investments;
(e)limiting the Sub-Advisor's responsibility in respect of the monitoring and/or realisation of an investment or investments; or
(f)retaining discretion to decide upon the acquisition, disposal, conversion or underwriting of investments.
1.6Without limiting the discretion of Oaktree US pursuant to Clause 1.5(b), Oaktree US reserves the right as general partner and/or investment manager, in the interests of the Funds, to undertake the management of the Funds' investments and assets to the exclusion of the Sub-Advisor during any period in which the Sub-Advisor is unable to perform its duties under this Agreement due to the permanent or temporary absence of the investment professional(s) employed for the time being by the Sub-Advisor (whether due to holiday, sickness or otherwise).
1.7The provisions in Clauses 1.5 to 1.7 shall have overriding effect against all other provisions of this Agreement.
1.8The Sub-Advisor shall act honestly, with due skill, care and diligence and fairly and in the best interest of the Partnership in carrying out its obligations under this Agreement and shall use all reasonable endeavours to perform its obligations under this Agreement in accordance with FSMA, the FCA Rules and any other laws, regulations, guidelines and guidance as may be in force from time to time and applicable to the Funds and their business or to the Sub-Advisor ("Applicable Law").

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2.SERVICES – DISCRETIONARY FUNDS
2.1Without limiting the discretion of Oaktree US pursuant to Clause 1.5(b), and without prejudice to Clauses 1.6 and 1.7, the Sub-Advisor shall be appointed to assist Oaktree US with the management of the investments and assets of the Discretionary Funds.
2.2In connection with the appointment pursuant to Clause 2.1 but subject at all times to Clause 1:
(a)Oaktree US hereby delegates to the Sub-Advisor all such powers, authorities and discretions as shall be necessary to enable the Sub-Advisor to perform its duties as sub-manager under this Agreement; and
(b)the Sub-Advisor shall have full power and authority hereunder to decide whether the Funds should acquire or dispose of an investment and Oaktree US grants the Sub-Advisor discretion, without consultation to Oaktree US, to:
(i)make investment decisions with respect to invested assets of the Funds; and
(ii)enter into such investment documents and effect such transactions (including, if applicable, instructing the Custodian (as defined in Clause 9.1 below) of the Funds in respect of transfers, withdrawals or receipts of money) as may be necessary or proper in connection with the performance by the Sub-Advisor of its duties hereunder.
3.SERVICES - RESTRICTED FUNDS
3.1Without limiting the discretion of Oaktree US pursuant to Clause 1.5(b), and without prejudice to Clauses 1.6 and 1.7, the sub-advisory services to be provided by the Sub-Advisor in respect of the Restricted Funds will be limited to:
(c)researching and identifying potential investment opportunities;
(d)evaluating potential investment opportunities, including, but not limited to, the performance of due diligence services, verification of claims by potential counterparties, inspection of properties, preparation of financial projections and the like;
(e)evaluating whether any investment held by the Restricted Funds should be sold or otherwise disposed;
(f)taking all such actions and executing and delivering any and all orders, agreements, confirmations, transfers, notes, certificates, instruments or documents that may be required, or otherwise necessary or desirable, in connection with or relating to the acquisition or disposition of investments of the Restricted Funds in which the Sub-Advisor is acting as sub-adviser ("Investment Documents"); PROVIDED HOWEVER, that the Sub-Advisor may execute and deliver such Investment Documents as sub-adviser to the Restricted Funds only after the decision to acquire or dispose of such investment has been made by representatives of Oaktree US in the United States;
(g)signing or executing (for itself and/or on behalf of such Restricted Fund) a confidentiality agreement in respect of existing investments or potential investment opportunities or any other matters within the scope of the Sub-Advisor's responsibilities and powers as a sub-adviser to such Restricted Fund;
(h)at the request of Oaktree US, providing and making available representatives of the Sub-Advisor to serve as a member of the board of directors (or other equivalent bodies) of certain non-U.S. portfolio companies (or other equivalent bodies) in which the Restricted Funds invest; and

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(i)such other services as may from time to time be reasonably requested by Oaktree US.
3.1For the avoidance of doubt, the Sub-Advisor shall not have any authority hereunder to decide whether the Restricted Funds should acquire or dispose of an investment; such decisions to be reserved only for representatives of Oaktree US in the United States.
4.FEES
4.1In consideration of the provision of services under this Agreement, Oaktree US will pay the Sub-Advisor such fees as may be agreed between the parties from time to time (the "Service Fee").
4.2At Oaktree US' discretion, the Service Fee shall be reduced by any management fees received directly by the Sub-Advisor for investment management services provided to any party pursuant to this Agreement. The Service Fee shall also be reduced by any amounts earned on cash and cash-equivalents held by the Sub-Advisor pursuant to this Agreement.
4.3The Service Fee shall be reviewed by Oaktree US and the Sub-Advisor once annually (or as the parties agree) for continued appropriateness and in particular, to account for any changes in the Sub-Advisor's business.
5.ADMINISTRATIVE FUNCTIONS
Oaktree US and its affiliates will provide all fund and investor accounting, fund investor reporting, custodial services and similar administrative functions required in respect of the Funds. Oaktree US will provide such services in a manner and quality consistent with past practices in connection with the management of the Funds.
6.SERVICES – INTERNAL AUDIT
Oaktree US agrees to provide the Sub-Advisor with internal audit services, as may from time to time be reasonably requested by the Sub-Advisor.
7.SERVICES – TRADING AND EXECUTION
7.1Oaktree US agrees to provide the Sub-Advisor with certain trading cover and execution services in the circumstances and on the terms set out in Schedule 3.
8.SERVICES – GENERAL
Either party shall provide any other services, in addition to those set out in this Agreement, which the other party may reasonably request from time to time.
9.DATA PROTECTION
The parties agree that the terms of the Intra-Group Transfer and Processing Agreement, dated 30 December 2020 (as amended from time to time) ("Data Agreement") apply to this Agreement including but not limited to any Personal Data (as defined in the Data Agreement).
10.CUSTODY
10.1All documents of or evidencing title to the Funds' investments shall be held in safe custody facilities by a custodian to be selected by Oaktree US (the “Custodian”) subject to the terms of a custody agreement made between Oaktree US and the Custodian and subject to such other arrangements and procedures as may be agreed between Oaktree US and the Custodian from time to time. The Sub-Advisor shall at no time have custody or physical control of the invested assets of the Funds nor shall it be liable for any act or omission of the Custodian.

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10.2Oaktree US shall take such additional steps (in addition to the authorities and powers hereby conferred) as are necessary to procure that the Sub-Advisor is able, on behalf of Oaktree US, to operate the bank accounts of the Funds so far as necessary for the Sub-Advisor to exercise all of its powers and discretions and perform all of its duties under this Agreement.
11.RECORDS AND REPORTS
11.1The Sub-Advisor shall maintain proper and complete records relating to the services to be provided under this Agreement for such period of time as may be required under Applicable Law, including (as applicable, in respect of the relevant Discretionary Funds) records with respect to the acquisition, holding and disposal of securities on behalf of the Funds, details of all brokers used and the aggregate dollar amount of brokerage commission paid in that regard to each broker.
11.2Except as expressly authorised in this Agreement or as required by Applicable Law, regulation or court order, or as directed by Oaktree US in writing, the Sub-Advisor shall keep confidential the records and other information pertaining to Oaktree US and the Funds or the investment assets the subject of this Agreement (save for any records or information pertaining to the Sub-Advisor’s own employees and affiliates, which shall be excluded from the obligations contained in this clause). Upon termination of this Agreement, the Sub-Advisor shall promptly, upon demand, return to Oaktree US all such records, except that the Sub-Advisor may retain copies for its records as may be required by Applicable Law, regulation or court order, and provided that the Sub-Advisor’s confidentiality obligations shall continue in full force and effect with respect to such retained records not within the public domain.
11.3The Sub-Advisor shall provide to Oaktree US promptly upon request any information available in the records maintained by the Sub-Advisor relating to the Funds in such form as Oaktree US shall request.
12.LIABILITY AND INDEMNIFICATION
12.1In providing its services under this Agreement, the Sub-Advisor will discharge its duties in accordance with the same standard of care established for Oaktree US in the relevant Fund Agreements, and will be indemnified by each of the Funds as an agent of Oaktree US in accordance with such Fund Agreements. To the extent Oaktree US and its affiliates, directors, officers, employees, shareholders, assigns, representatives or agents (apart from the Sub-Advisor) (collectively, "Oaktree US Indemnities") suffer any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) (collectively "Losses") in connection with the Funds, and:-
(j)Oaktree US Indemnities are not indemnified by the Funds for such Losses under the indemnification provisions of the applicable Fund Agreements;
(k)such Losses were suffered by virtue of the Sub-Advisor's or its employees' acts or omissions, or alleged acts or omissions under this Agreement; and
(l)the Sub-Advisor (including its employees) is guilty of negligence or wilful misconduct, then the Sub-Advisor will hold Oaktree US Indemnities harmless and indemnify it for such Losses; provided that the Sub-Advisor shall not be liable for actions or omissions to act ordered by Oaktree US to which the Sub-Advisor objected in writing at the time of such order.
12.2The provisions of this Clause 11 shall survive the termination of this Agreement.

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13.REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
13.1Each of Oaktree US and the Sub-Advisor represents and warrants to each other that it is duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly authorised by all necessary corporate action to enter into this Agreement and perform its duties as described in this Agreement.
13.2The Sub-Advisor hereby undertakes to Oaktree US that it will take all reasonable steps within its power to remain an authorised person for the purposes of FSMA in respect of the services to be provided by it hereunder, with a scope of permission which will permit it to carry out its obligations and exercise its powers under this Agreement, and that it will comply with those FCA Rules which apply to the services to be provided hereunder.
14.COMPLIANCE WITH FCA RULES
14.1Oaktree US will be the Sub-Advisor's client for the purposes of the FCA Rules. Accordingly, in conformity with the FCA Rules, a number of additional statements and provisions are required to be included in this Agreement. Such additional statements and provisions are set out in Schedule 1 hereof ("Additional FCA Provisions"), which is hereby incorporated into and will form part of this Agreement and will apply to the services to be provided pursuant to this Agreement with effect from the Effective Date.
14.2Nothing in this Agreement shall require or entitle the Sub-Advisor to act as the alternative investment fund manager (as defined in the FCA Rules with effect from 22 July 2013) of any Fund or New Fund which is an alternative investment fund. The alternative investment fund manager of each Fund and New Fund which is an alternative investment fund shall be Oaktree US or Oaktree Capital Management (Lux.) S.à r.l as the case may be, unless otherwise agreed.
15.TERM
15.1Basic Term
In relation to each Fund, this Agreement shall terminate on the earlier of (a) the expiration of the term of such Fund or (b) the date, if any, on which Oaktree US (or any affiliate it has substituted in its stead in accordance with such Fund's Fund Agreement) is removed as general partner of such Fund or (c) the Sub-Advisor ceasing to be authorised and regulated by the FCA.
15.2Early Termination
This Agreement may be terminated, either in respect of a Fund or in its entirety, by either Oaktree US or the Sub-Advisor for any reason upon 30 days' written notice to the other.
16.TERMINATION CONSEQUENCES
16.1Upon the termination of this Agreement, the Sub-Advisor shall co-operate with Oaktree US and take all reasonable steps requested by Oaktree US in making an orderly transition to allow for continuity of management and to ensure that such termination shall not prejudice the completion of transactions already initiated.
16.2The Sub-Advisor shall forthwith upon termination deliver to Oaktree US a full account including a statement of all investments then under management, the income derived therefrom since the last report to Oaktree US, and the value at which they were acquired. The Sub-Advisor shall also ensure that any documents relating to Oaktree US assets over which it has control are released as soon as practicable to Oaktree US or (if so instructed by Oaktree US) to any other party as may be specified by Oaktree US.
16.3Notwithstanding the termination of this Agreement, Oaktree US shall complete, or shall procure that any successor manager of the Funds shall complete, all investment transactions entered into by Oaktree US hereunder prior to the termination date.

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17.COMPLAINTS PROCEDURE
If Oaktree US has any complaint about the performance of the Sub-Advisor it must notify the Sub-Advisor Compliance Officer in writing at the address notified in accordance with Clause 17.2 of this Agreement.
18.MISCELLANEOUS
18.1Governing Law
This Agreement is governed by the laws of England and Wales.
18.2Notices
Any notices provided for in this Agreement shall be sent to the following addresses or such other address as a party may designate in writing:

To Oaktree US:	Oaktree Capital Management, LP 333 Grand Avenue 28th Floor Los Angeles California 90071 Attention: Todd Molz, General Counsel Facsimile: +1 (213) 830-8545 Email: tmolz@oaktreecapital.com
To the Sub-Advisor:
Oaktree Capital Management (International) Limited
Verde, 10 Bressenden Place,
London SW1E 5DH
United Kingdom

Attention: Dominic Keenan, Head of Legal, EMEA & APAC
Facsimile: +44 (0) 207 201 4601
Email Email: dkeenan@oaktreecapital.com

All notices delivered by facsimile or hand shall be deemed given on the day received. All notices mailed shall be deemed to have been given two business days after they have been deposited as certified mail, return receipt requested, postage paid and properly addressed.
18.3Assignment
The Sub-Advisor may not assign (within the meaning of the Advisers Act) its rights and obligations under this Agreement without the prior written consent of Oaktree US.
18.4Entire Agreement
(m)This Agreement contains the entire agreement between Oaktree US and the Sub-Advisor relating to the subject matter hereof and supersedes in its entirety all other prior agreements and all amendments thereto between Oaktree US and the Sub-Advisor relating to the subject matter hereof, including those agreements referred to in Clause 17.4(b).
(n)For the avoidance of doubt, it is agreed and acknowledged that the Terminated Agreements were terminated with effect from 25 September 2018 and all of the parties’ obligations and liabilities will cease with effect from that date.

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18.5Counterparts
This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
18.6Third Party Rights
18.7Indemnified Parties which are not parties to this Agreement shall be entitled to enforce their respective rights under Clause 11, subject as therein stated. Save to this extent, any rights which would otherwise arise under the Contracts (Rights of Third Parties) Act 1999 are hereby expressly excluded.
IN WITNESS whereof the parties have executed and delivered this Agreement as a deed as of the date appearing on the first page.

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Executed as a deed by Oaktree Capital Management, L.P.	) ) ) )
/s/ Todd Molz
Authorised Signatory		…………………………………………………………………. Todd Molz
Authorised Signatory		/s/ Richard Ting
…………………………………………………………………. Richard Ting
IN WITNESS whereof this deed has been executed and delivered on the date first above written:

Executed as a deed by Oaktree Capital Management (International) Limited, acting by two directors:	) ) ) ) )
Director Director		/s/ Dominic Keenan …………………………………………………………………. Dominic Keenan /s/ Todd Molz …………………………………………………………………. Todd Molz

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